UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2021

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 W. Flagler St, Suite 902

Miami, Florida 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 611-3622

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, the employment agreement for Arik Maimon expired in accordance with its terms and as previously disclosed by Cuentas Inc. (the “Company”). As a result of the expiration of the employment agreement, Mr. Maimon was no longer employed as the Chief Executive Officer of the Company, but he continued to act as Chairman of the Board of Directors of the Company (the “Board”). On February 25, 2021, the Board appointed Mr. Maimon to act as interim Chief Executive Officer, which position will terminate upon the earlier of (1) six months from the date thereof or (2) the date on which his successor is duly elected and appointed by the Board. Mr. Maimon will continue to receive the same salary.

On February 24, 2021, the employment agreement for Michael De Prado expired in accordance with its terms and as previously disclosed by the Company. As a result of the expiration of the employment agreement, Mr. De Prado is no longer the President of the Company but has become the Vice Chairman of the Board and will continue to receive the same salary.

As previously disclosed, an Executive Search Committee has been established to evaluate and propose qualified executive candidates for approval by the Board, including for a new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuentas Inc.

	By:	/s/ Arik Maimon
		Name:	Arik Maimon
		Title:	Interim Chief Executive Officer

Dated: March 2, 2021

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